    As filed with the Securities and Exchange Commission on January 25, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                               ILEX ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                      74-2699185
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                          11550 I.H. 10 WEST, SUITE 100
                            SAN ANTONIO, TEXAS 78230
                                 (210) 949-8200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                MICHAEL T. DWYER
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               ILEX ONCOLOGY, INC.
                          11550 I.H. 10 WEST, SUITE 100
                            SAN ANTONIO, TEXAS 78230
                                 (210) 949-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             PHILLIP M. RENFRO, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-7172

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                              --------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

===============================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF        AMOUNT OF SHARES    PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
SECURITIES TO BE REGISTERED      TO BE REGISTERED        PRICE PER SHARE(1)            OFFERING PRICE(1)       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE
PER SHARE.......................   1,255,988(2)               $27.00                      $33,911,676              $8,952.68
-------------------------------------------------------------------------------------------------------------------------------
TOTAL...........................   1,255,988(2)                 --                        $33,911,676              $8,952.68
===============================================================================================================================

   (1) Pursuant to Rule 457(c), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated on the basis of the average of the bid and ask prices of the Common Stock as reported on The Nasdaq National Market on January 20, 2000.

   (2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

P R O S P E C T U S


                                1,255,988 SHARES

                              ILEX ONCOLOGY, INC.

                                  COMMON STOCK
                                 ---------------
     This prospectus relates to the public offering, which is not being underwritten, of up to 1,255,988 shares (the "Shares") of our common stock, par value $.01 per share ("Common Stock"), which are held by a current stockholder.

     The prices at which such stockholder may sell the Shares will be determined by the prevailing market price for the Shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the Shares.

     Our Common Stock is traded on The National Market System of Nasdaq under the symbol "ILXO." On January 24, 2000, the last reported sale price for our Common Stock on The Nasdaq National Market was $32.25 per share.

     This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                 ---------------

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD READ THE
                      "RISK FACTORS" BEGINNING ON PAGE 4.

                                 ---------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is January 25, 2000.

                             AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), related to the Shares. This Prospectus is part of that Registration Statement and does not contain all of the information set forth in the Registration Statement and its exhibits. You may obtain further information with respect to the Company and the Shares by reviewing the Registration Statement and the attached exhibits, which you may read and copy at the following locations of the Commission:

     Public Reference Room              New York Regional Office   Chicago Regional Office
     Judiciary Plaza                    Seven World Trade Center   Citicorp Center
     450 Fifth Street, N.W., Rm. 1024   13th Floor                 500 West Madison Street, Suite 1400
     Washington, D.C. 20549             New York, New York 10048   Chicago, Illinois  60661-2511

       We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the locations described above. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains the Registration Statement, reports, proxy statements and other information regarding the Company at http://www.sec.gov.

       We furnish our stockholders with annual reports containing audited financial statements with a report thereon by our independent public accountants, Arthur Andersen LLP.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The Commission allows us to "incorporate by reference" certain information into this Prospectus. This means that we can disclose important information to you by referring you to another document we have filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by other information that is set forth directly in this document.

       The following documents that we have previously filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference into the
Prospectus:

       (a) Annual Report on Form 10-K for the year ended December 31, 1998;

       (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

       (c) Current Report on Form 8-K filed July 30, 1999;

       (d) Current Report on Form 8-K/A filed September 21, 1999; and

       (e) The description of our Common Stock contained in the Registration Statement on Form 8-A dated February 14, 1997.

       ILEX also incorporates by reference additional documents that may be filed with the Commission between the date of this Prospectus and the date of completion of the offering of the Shares by the selling stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

       Documents incorporated by reference are available from us without charge, excluding all exhibits; except that if we have specifically incorporated by reference an exhibit in this Prospectus, the exhibit also will be available without charge. Stockholders may obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from ILEX at the following address:

                           ILEX Oncology, Inc.
                           11550 I.H. 10 West, Suite 100
                           San Antonio, Texas 78230
                           Telephone: (210) 949-8200
                           Attention: Investor Relations

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. This Prospectus is dated January 25, 2000. You should not assume that the information contained in this Prospectus is accurate as of any date other than that date. In this Prospectus, the "Company," "ILEX," "we" and "our" refer to ILEX Oncology, Inc.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we have filed with the Securities and Exchange Commission which we have referenced under "Incorporation of Certain Documents by Reference" on page 2 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. Forward-looking statements typically are identified by use of terms such as "may," "will," "should," "plan," "expect," "anticipate," "estimate" and similar words, although some forward-looking statements are expressed differently. All forward-looking statements other than statements of historical fact included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

o        competitive factors;

o        general economic conditions;

o        relationships with pharmaceutical and biotechnology companies;

o        the ability to develop safe and efficacious drugs;

o        variability of royalty, license and other revenue;

o        failure to satisfy performance obligations;

o        ability to enter into future collaborative agreements;

o        failure to achieve positive results in clinical trials;

o        failure to complete current or secure new contracts with CRO customers;

o uncertainty regarding our patents and patent rights (including the risk that we may be forced to engage in costly litigation to protect such patent rights and the material harm to us if there were an unfavorable outcome of any such litigation);

o        governmental regulation and suspension;

o        technological change;

o        changes in industry practices; and

o        one-time events.

         You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus and in the other documents filed with the SEC, which address additional factors that could cause our results to differ from those set forth in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to ILEX or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

                                  RISK FACTORS

         You should carefully examine this entire Prospectus and should give particular attention to the risk factors set forth below in conjunction with the other information contained or incorporated by reference in this Prospectus in evaluating an investment in the Shares.

WE HAVE ONLY A LIMITED OPERATING HISTORY AND WE EXPECT TO CONTINUE TO GENERATE LOSSES.

     We began operations in October 1994 and have only a limited operating history upon which you can evaluate our business. We have incurred losses every year since we began operations. As of September 30, 1999, our accumulated deficit was approximately $74.6 million, including a net loss of approximately $21.2 million for the year ended December 31, 1998 and a net loss of approximately $43.3 million for the nine-month period ended September 30, 1999. We have not generated any revenue from product sales to date, and it is possible that significant revenues from product sales will never be achieved. Even if we do achieve significant revenues from product sales or we increase revenues from our CRO business, we expect to incur significant operating losses over the next several years. It is possible that we will never achieve profitable operations.

IF WE ARE NOT ABLE TO DEMONSTRATE THE EFFICACY OF OUR DRUG CANDIDATES IN OUR CLINICAL TRIALS OR OUR CLINICAL TRIALS ARE DELAYED, WE MAY NOT BE ABLE TO OBTAIN REGULATORY CLEARANCE TO MARKET OUR DRUGS.

     Many of our research and development programs are at an early stage. Clinical testing is a long, expensive and uncertain process. The FDA has not approved any of our product candidates and we cannot assure you that our data collected from our clinical trials will be sufficient to support approval by the FDA. We cannot assure you that the clinical trials will be completed on schedule or that the FDA will ultimately approve our product candidates for commercial sale. Furthermore, even if initially positive preclinical studies or clinical trial results are achieved, it is possible that we will obtain different results in the later stages of drug development. Drugs in late stages of clinical development may fail to show the desired safety and efficacy traits despite having progressed through initial clinical testing. For example, positive results in early Phase I or Phase II trials may not be repeated in larger Phase II or Phase III trials. All of our potential drug candidates are prone to the risks of failure inherent in drug development, including the possibility that none of our drug candidates will or can:

o    be safe and effective;

o    otherwise meet applicable regulatory standards;

o    be manufactured or produced economically and on a large scale;

o be sold without third parties challenging us and enforcing their patent or other rights;

o be successfully marketed, particularly if a third party introduces an equivalent or superior product; or

o    be reimbursed by government or private payors.

     The clinical trials of any of our drug candidates could be unsuccessful, which would prevent us from commercializing the drug. Our failure to develop safe, commercially viable drugs would substantially impair our ability to generate revenues to sustain operations and materially harm our business and financial condition.

IF L&I PARTNERS IS UNABLE TO COMMERCIALIZE OUR LEAD PRODUCT CANDIDATE, CAMPATH(R), WE MAY NOT HAVE SUFFICIENT REVENUES TO CONTINUE OPERATIONS.

     CAMPATH(R) is our lead product candidate. Our success will depend, to a great degree, on the success of CAMPATH(R). In particular, L&I Partners must be able to:

o    establish the safety and efficacy of CAMPATH(R) in humans;

o    obtain regulatory approvals for CAMPATH(R); and

o    achieve market acceptance of CAMPATH(R).

     If L&I Partners fails to successfully obtain regulatory approval for and commercialize CAMPATH(R), our business and financial condition will be materially harmed.

OUR DEPENDENCE ON COLLABORATIVE PARTNERS FOR DEVELOPMENT, MANUFACTURING AND MARKETING MAY DELAY OR IMPAIR OUR ABILITY TO GENERATE SIGNIFICANT REVENUES OR OTHERWISE ADVERSELY AFFECT OUR PROFITABILITY.

     We rely on large pharmaceutical companies for development, manufacturing, marketing and distribution of our drug products. Our reliance on pharmaceutical companies and other collaborative partners poses the following risks:

o our contracts with collaborative partners may expire or be terminated and we may not be able to replace them;

o a partner involved in the development of our products may not commit enough capital or other resources to successfully develop our products;

o the terms of our contracts with collaborative partners may not be favorable to us in the future;

o our partners may not pursue further development and commercialization of compounds resulting from their collaboration with us;

o a partner with marketing and distribution rights to one or more of our products may not commit enough resources to the marketing and distribution of our products;

o disputes with our partners may arise, leading to delays in or termination of the research, development or commercialization of product candidates or resulting in significant litigation or arbitration;

o contracts with our partners may fail to provide significant protection or may fail to be enforced if one of these partners fails to perform; and

o our collaborative partners could independently develop, or develop with third parties, drugs which compete with our products.

     There is a great deal of uncertainty regarding the success of our current and future collaborative efforts. Failure of these efforts would materially harm our business and financial condition.

THE SUCCESS OF CAMPATH(R) IS HIGHLY DEPENDENT ON COLLABORATIONS WITH LEUKOSITE AND SCHERING AG.

     LeukoSite. As part of our joint venture with LeukoSite for the development and commercialization of CAMPATH(R), we share 50% of the development costs of CAMPATH(R) with LeukoSite. If we fail for any reason to makE a required capital contribution to the joint venture, then LeukoSite may gain control of the management of the joint venture and become entitled to a greater share of any profits derived from product sales of CAMPATH(R). AT the same time, if LeukoSite fails for any reason to make a required capital contribution to the joint venture, then we may be required to make additional capital contributions to the joint venture to maintain the desired level of development activities by the joint venture. It is possible that we may not have the resources to compensate for any failure by LeukoSite to make any capital contributions in its stead and the joint venture may not be able to continue operations with lesser funding. In addition, the joint venture agreement with LeukoSite does not contain a provision to resolve a deadlock between us and LeukoSite. As such, in the event of such a deadlock, either we or LeukoSite could prevent the joint venture from taking action or proceeding with business. This could result in failure to gain approval for CAMPATH(R), which would materially harm our business anD financial condition.

     Schering. We intend to rely on Schering for the sales, marketing and distribution of CAMPATH(R). If ScherinG does not devote adequate resources to the marketing of CAMPATH(R) or if disputes between L&I Partners and ScherinG otherwise arise in connection with the commercialization of CAMPATH(R), our business and financial condition would be materially harmed.

WE MAY BE UNABLE TO OBTAIN THE ADDITIONAL CAPITAL NEEDED TO OPERATE AND GROW OUR BUSINESS, THEREBY REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     We will require substantial funds in order to:

o    continue our research and development programs;

o    continue our clinical trials;

o    manufacture and, where applicable, market our products; and

o    expand our CRO operations.

     We believe that our existing resources will fund our activities as currently planned for at least two years. We may use these existing resources before that time, however, because of changes in our research and development and commercialization plans or other factors affecting our operating expenses or capital expenditures, including potential acquisitions of other businesses, assets or technologies.

     We cannot be sure that we will be able to obtain any future funds that we may require, either in the public or private equity markets or otherwise on acceptable terms, or at all. In addition, under the terms of our agreement with IMPATH Inc. we are prohibited from incurring any debt without its consent.

     If adequate funds are not available, we may have to delay, scale back or eliminate one or more of our development programs, or obtain funds by entering into more arrangements with collaborative partners or others that may require us to relinquish rights to certain of our products or technologies that we would not otherwise relinquish. These consequences, in turn, could materially harm our business.

OUR LACK OF OPERATING EXPERIENCE MAY CAUSE US DIFFICULTY IN MANAGING OUR GROWTH.

     We have no experience in selling pharmaceutical products and only limited experience in negotiating, establishing and maintaining strategic relationships, in manufacturing or procuring products in commercial quantities and conducting other later-stage phases of the regulatory approval process. We have less than three years experience operating our CRO business. Our ability to manage our growth, if any, will require us to improve and expand our management and our operational and financial systems and controls (particularly with respect to our CRO business). If our management is unable to manage growth effectively, our business and financial condition would be materially harmed. In addition, if rapid growth occurs, it may strain our operational, managerial and financial resources.

IF WE FAIL TO COMPLY WITH EXTENSIVE REGULATIONS ENFORCED BY DOMESTIC AND FOREIGN REGULATORY AUTHORITIES, THE COMMERCIALIZATION OF CAMPATH(R) AND OUR OTHER PRODUCTS WOULD BE PREVENTED OR DELAYED AND OUR ABILITY TO CONDUCT OUR CRO BUSINESS COULD BE LIMITED.

     Our products, including CAMPATH(R), are subject to extensive government regulations related to development, clinical trials, manufacturing and commercialization. The process of obtaining FDA and other regulatory approvals is costly, time-consuming, uncertain and subject to unanticipated delays.

     The FDA may refuse to approve an application if it believes that applicable regulatory criteria are not satisfied. The FDA may also require additional testing for safety and efficacy. Foreign regulatory authorities may also refuse to grant any approval. Even after U.S. regulatory approval is obtained for CAMPATH(R) or any of ouR other products, we will be subject to continual review. Newly discovered or developed safety or efficacy data may result in revocation of our marketing approval. Moreover, if and when such approval is obtained, the marketing of CAMPATH(R) and any of our other product candidates will be subject to extensive regulatory requirementS administered by the FDA and other regulatory bodies. Product manufacturing facilities are also subject to continual review and periodic inspection and approval of manufacturing modifications. Domestic manufacturing facilities are subject to biennial inspections by the FDA and must comply with the FDA's current Good Manufacturing Practices, or cGMP, and other regulations. In complying with these regulations, manufacturers must spend funds, time and effort in the areas of production, record keeping, personnel and quality control to ensure full technical compliance. The FDA stringently applies regulatory standards for manufacturing. Failure to comply with any of these post-approval requirements can result in, among other things, warning letters, product seizures, recalls, fines, injunctions, suspensions or revocations of marketing licenses, operating restrictions and criminal prosecutions. Any such enforcement action could materially harm our business. Unanticipated changes in existing regulatory requirements or the adoption of new requirements could materially harm our business and financial condition.

     The European Union, Japan and other countries also extensively regulate pharmaceuticals, including biological drug products. No assurance can be given that we will be able to obtain or maintain other countries' approvals for CAMPATH(R) or any of our other products.

IF ANY OF OUR LICENSE AGREEMENTS FOR INTELLECTUAL PROPERTY UNDERLYING CAMPATH(R) OR ANY OTHER PRODUCT IS TERMINATED, WE MAY LOSE OUR RIGHTS TO DEVELOP OR MARKET THAT PRODUCT.

     We have licensed intellectual property, including patents, patent applications and know-how, from pharmaceutical companies, research institutions and others, including the intellectual property underlying our most advanced product candidates: CAMPATH(R), eflornithine and oxypurinol. Some of our product development programS depend on our ability to maintain rights under these licenses.

     Each licensor has the power to terminate its agreement with us if we fail to meet our obligations under that license. We may not be able to meet our obligations under these license agreements.

     If we default under any of these license agreements, we may lose our right to market and sell any products based on the licensed technology. Losing our marketing and sales rights would materially harm our business and financial condition.

THERE ARE POTENTIAL LIMITATIONS ON THIRD-PARTY REIMBURSEMENT AND OTHER PRICING-RELATED MATTERS THAT COULD REDUCE POTENTIAL SALES OF OUR PRODUCTS AND MAY DELAY OR IMPAIR OUR ABILITY TO GENERATE SIGNIFICANT REVENUES.

     The business and financial condition of pharmaceutical and biotechnology companies will continue to be affected by the efforts of government and third-party payors to reduce the cost of health care through various means. In the U.S., there have been, and we expect that there will continue to be, a number of federal and state proposals to implement government control regarding pricing and profitability of prescription pharmaceuticals. An increasing emphasis on managed care in the U.S. will also continue to exert downward pressure on pharmaceutical pricing. In addition, sales of prescription pharmaceuticals are dependent in part on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans that often mandate rebates or predetermined discounts from list prices.

     In certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In particular, individual pricing negotiations are often required in many countries of the European Union, irrespective of separate government approval to market a drug.

If we succeed in bringing one or more products to the market, there can be no assurance that these products will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow us to sell our products economically. The level of reimbursement available for CAMPATH(R) will greatly impacT the profitability of our joint venture with LeukoSite and, in turn, ILEX. There can be no assurance that chemoprevention drugs which we develop, if any, would be eligible for reimbursement.

FAILURE TO ATTRACT AND RETAIN KEY PERSONNEL AND CONSULTANTS COULD ADVERSELY AFFECT OUR ABILITY TO OBTAIN FINANCING, CONDUCT PRECLINICAL STUDIES AND CLINICAL TRIALS OR DEVELOP CAMPATH(R) AND OUR OTHER PRODUCT CANDIDATES.

     Our success depends greatly on our ability to attract and retain qualified scientific and technical personnel. Due to the technical expertise and knowledge required in our identification and evaluation of potentially viable oncology compounds or technology in-licensing or acquisition targets, we rely particularly heavily upon Daniel Von Hoff, M.D., a founder of ILEX, member of the Board of Directors and Co-Chairman of our Scientific Advisory Board. The consulting agreement between us and Dr. Von Hoff does not obligate Dr. Von Hoff to devote any specified level of time or resources to the development of potential products for us. Dr. Von Hoff has other substantial professional time commitments, including serving on the scientific advisory boards of other companies, and it is possible that he will not provide us with any product opportunities in the future.

     We do not have an employment agreement with Mr. Richard Love, our president and chief executive officer. Loss of the services of Dr. Von Hoff or Mr. Love would be detrimental to:

o    our product development and manufacturing programs;

o our ability to identify and obtain rights to commercially viable oncology compounds; and

o    our ability to raise additional funds should we need to do so.

     We are also highly dependent on the other principal members of our scientific and management staff, and the loss of the services of such personnel could materially harm our business and financial condition.

     To expand our research and development programs, pursue our product development plans and expand our CRO business, we will be required to hire additional qualified scientific and technical personnel, as well as personnel with expertise in clinical testing and government regulation. There is intense competition for qualified staff, and there can be no assurance that we will be able to attract and retain the necessary qualified staff for the development of our business. The failure to attract and retain key scientific and technical personnel would materially harm our business and financial condition.

WE MAY NOT BE ABLE TO OBTAIN EFFECTIVE PATENTS TO PROTECT OUR TECHNOLOGIES FROM USE BY OTHER COMPANIES WITH COMPETITIVE PRODUCTS, AND PATENTS OF OTHER COMPANIES COULD PREVENT US FROM DEVELOPING OR MARKETING CAMPATH(R) OR OUR OTHER PRODUCT CANDIDATES.

     Our success will depend to a significant degree on our ability to:

o    obtain, maintain and enforce patents;

o    license rights to patents from third parties;

o    protect trade secrets; and

o    operate without infringing on the proprietary rights of others.

     To date, we have no patents issued in our name. It is possible that we will not develop technologies, drugs or processes that result in obtaining a patent. It is also possible that our patent position will not provide sufficient protection against competitors or that patents issued to or licensed by us will be infringed or will be challenged, invalidated or circumvented. Competitors may have filed patent applications, may have been issued patents or may obtain additional patents and proprietary rights relating to technologies, drugs and processes that compete with our technologies, drugs and processes. If we fail to adequately protect our technologies, drugs and processes covered by issued patents or to obtain patents, our business and financial condition could be materially harmed.

     We have not conducted in-depth validity and infringement studies on the patent applications that we have in-licensed. These patents and patent applications which we have in-licensed are subject to potential challenge and may not provide protection for our compounds. Oxypurinol and aminopterin do not have patent protection.

     If we infringe on the intellectual property rights of others, there can be no assurance that we would be able to obtain licenses to use the technology on commercially reasonable terms, or at all.

     A third party biotechnology company has offered to license certain technology to L&I Partners which the biotechnology company has indicated relates to CAMPATH(R). L&I Partners is in the process of evaluating thE necessity of this license. We are informed that significant questions have been raised concerning the validity of the patents relating to the third party's technology. We have not, however, conducted an independent analysis of this technology. There is no assurance a license regarding this technology will be available to L&I Partners in the future on acceptable terms, if at all. In the event L&I Partners does not license this technology and the third party asserts that CAMPATH(R) or its method of manufacture is an infringement of the third party's rights, the ability of L&I Partners to commercialize CAMPATH(R) could be materially harmed.

     We also rely on trade secret protection for our unpatented proprietary technology. Trade secrets are difficult to protect. Other parties could independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets.

     We have attempted to prevent the disclosure and use of our know-how and trade secrets by entering into confidentiality agreements with our employees, consultants and third parties. However, there are risks that:

o    these parties will not honor our confidentiality agreements;

o    others will independently develop equivalent or competing technology;

o disputes will arise concerning the ownership of intellectual property or the applicability of confidentiality obligations; or

o disclosure of our trade secrets will occur regardless of these contractual protections.

     We often work with consultants and research collaborators at universities and other research organizations. If any of these consultants or research collaborators use intellectual property owned by others as part of their work with us, disputes may arise between us and these other parties as to which one of us has the rights to intellectual property related to or resulting from the work done.

     Costly litigation might be necessary to protect our orphan drug designations or patent position or to determine the scope and validity of third-party proprietary rights, and it is possible that we will not have the required resources to pursue such litigation or to protect our patent rights. An adverse outcome in litigation with respect to the validity of any of our patents could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease using a product or technology. Any of these results could materially harm our business and financial condition.

WE FACE INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE WHICH COULD RESULT IN PRODUCTS SUPERIOR TO THOSE WE ARE DEVELOPING.

     The technological areas in which we work evolve at a rapid pace. Our future success depends upon our ability to compete in the research, development and commercialization of products and technologies in oncology, our area of focus. Many of our competitors have substantially greater research and development capabilities and experience and greater manufacturing, marketing, financial and managerial resources than do we. These competitors may develop products that are superior to those we are developing and render our products or technologies non-competitive or obsolete. In addition, we may not be able to keep pace with technological change.

     Products currently exist in the market that will compete directly with the products that we are seeking to develop. Any product candidate that we develop and for which we gain regulatory approval must then compete for market acceptance and market share. Product competition is particularly intense in markets that we may target with CAMPATH(R) in the future, including non-Hodgkin's lymphoma and multiple sclerosis.

     Significant competitive factors determining whether we will be able to compete successfully include:

o    capabilities of our collaborators;

o    efficacy and safety of our products;

o    timing and scope of regulatory approval;

o    product availability;

o    marketing and sales capabilities;

o    reimbursement coverage from insurance companies and others;

o degree of clinical benefits of our product candidates relative to their costs;

o    method of administering a product;

o    price; and

o    patent protection.

     Competitive disadvantages in any of these factors could materially harm our business and financial condition.

     In addition, in our CRO business, we primarily compete against in-house departments of pharmaceutical companies, other CROs and, to a lesser extent, universities and teaching hospitals, many of which have substantially greater capital, technical and other resources. We may not be able to compete successfully in the CRO business in the future.

WE DEPEND ON A RELATIVELY LIMITED NUMBER OF CLIENTS AND INDUSTRIES FOR OUR CRO REVENUES.

     We have in the past derived, and in the future will derive, a significant portion of our CRO revenue from a relatively limited number of major projects or clients. For the year ended December 31, 1998, our top five CRO customers accounted for 85% of our CRO revenue. Our top three clients represented 28%, 22% and 20% of our 1998 CRO revenue. The loss of business from a significant client could materially harm our business and financial condition.

     Our revenues are highly dependent on research and development expenditures by the pharmaceutical and biotechnology industries. Decreases in these expenditures, including decreases resulting from an economic downturn in these industries or from mergers or other consolidations, could have a material adverse effect on us. Additionally, we have benefitted from the trend in these industries to outsource an increasing percentage of clinical trial projects. A reversal of this trend could materially harm our business and financial condition.

IF WE ARE UNABLE TO MAINTAIN OUR RELATIONSHIPS WITH CTRC, US ONCOLOGY AND THEIR RELATED ENTITIES, OUR ABILITY TO CONDUCT CLINICAL TRIALS AND OUR CRO BUSINESS COULD BE MATERIALLY HARMED.

     We have working relationships with CTRC and US Oncology, two of the most active organizations conducting oncology clinical trials, to support our CRO business. If we are unable to maintain these relationships, including the elements providing us with access to patients of affiliated doctors, investigators and to potential CRO clients, our business and financial condition could be materially harmed.

THERE ARE RISKS ASSOCIATED WITH THE NATURE AND PRICING OF OUR CRO CONTRACTS.

     Most of our CRO contracts can be terminated upon 60 to 90 days notice by our customer. Customers terminate or delay service contracts for a variety of reasons, including:

o    the failure of a compound being tested to satisfy safety requirements;

o    unexpected or undesired clinical results of the compound;

o    the customer's decision to forgo a particular study;

o    insufficient patient enrollment or investigator recruitment; or

o    production problems resulting in shortages of the compound.

     The loss or delay of a large contract or the loss or delay of multiple contracts could materially harm our business and financial condition.

     All of our CRO contracts for the provision of services are fixed-price or fee-for-service with a cap. Our CRO revenues are earned under contracts which generally range in duration from a few months to two years. For the nine-month period ended September 30, 1999, fixed-price contracts accounted for 67% of our CRO net revenues and fee-for-service accounted for 33% of our CRO net revenues. We bear the risks of cost overruns in contracts structured as fixed-price contracts or fee-for-service with a cap. Underpricing of contracts or significant cost overruns could materially harm our business and financial condition.

     Competition in the CRO industry has resulted in significant price and other competition. Further increases in such competition, and the resultant price pressure, could materially harm our business and financial condition.

MANY CRO CUSTOMERS AND POTENTIAL CUSTOMERS MAY PERCEIVE A CONFLICT OF INTEREST BETWEEN THEIR BUSINESS AND ILEX PRODUCTS, INC. WHICH MAY DETER THEM FROM CONTRACTING WITH US FOR CRO SERVICES.

     Many potential customers of our CRO business are other drug development companies which may be, or may perceive themselves to be, competitors of ILEX in the context of our product development business. These drug development companies may thus be deterred from contracting with us for CRO services and thereby limit revenue growth potential for our CRO business.

IF WE BECOME SUBJECT TO PRODUCT LIABILITY CLAIMS IN OUR CRO BUSINESS OR IN CONNECTION WITH COMMERCIALIZATION OF OUR PRODUCTS, THEY MAY RESULT IN DAMAGES EXCEEDING OUR INSURANCE LIMITATION OR REDUCE DEMAND FOR THE APPLICABLE PRODUCTS.

     Clinical research involves the testing of new drugs on human volunteers, and such testing involves a risk of liability for personal injury or death to patients from possible unforeseen adverse side effects or improper administration of the new drug. Many of these patients are already seriously ill and at risk of further illness or death. Although we maintain our own product liability and clinical trial insurance and generally obtain indemnification from our clients, our business could be materially harmed if we were required to pay damages or incur defense costs:

o in connection with a claim outside the scope of indemnity or insurance coverage;

o if the indemnity, although applicable, were not performed in accordance with the terms of the relevant contract; or

o    if our liability exceeded the amount of applicable insurance coverage.

     In addition, we cannot be sure such insurance will continue to be available on terms acceptable to us, if at all, or that the insurance coverage, if obtained, will be sufficient to cover any potential claims or liabilities. Similar risks would exist for product liability upon the commercialization or marketing of any products by us or our partners. In addition, regardless of merit or eventual outcome, product liability claims may result in decreased demand for the applicable product or our products in general and in injury to our general reputation.

OUR LACK OF EXPERIENCE IN HANDLING HAZARDOUS MATERIALS AND IN OTHER ENVIRONMENTAL MATTERS MAY CAUSE US TO INCUR SUBSTANTIAL COSTS.

     We use hazardous materials, chemicals and various other toxic compounds in our development and other programs. We are therefore subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and certain waste products. We cannot eliminate the risk of contamination or injury from these materials. In such event, we could be held liable for any damages that result and any such liability could exceed our resources. We may also incur substantial costs to comply with environmental regulations if and when we develop commercial-scale manufacturing capacity.

OUR ABILITY TO CONDUCT ANIMAL TESTING COULD BE LIMITED IN THE FUTURE.

     Certain of our CRO business activities involve animal testing. Such activities have been the subject of controversy and adverse publicity. Animal rights groups and various other organizations and individuals have attempted to stop animal testing activities by pressing for legislation and regulation in these areas. To the extent the activities of these groups are successful, our business could be materially harmed.

THERE ARE A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK BEING REGISTERED HEREWITH WHICH, WHEN AVAILABLE FOR SALE OR SOLD, COULD RESULT IN A DECREASE IN OUR STOCK PRICE AND IMPAIR OUR ABILITY TO RAISE FUNDS IN FUTURE EQUITY OFFERINGS.

     The sale, or availability for sale, of substantial amounts of our common stock in the public market could materially decrease the market price of our common stock and could impair our ability to raise additional capital.

     In addition, while the holder of the 1,255,988 shares included in the registration statement of which this prospectus is a part is subject to a lock-up agreement prohibiting disposition of its shares until after February 20, 2000, sales of a substantial number of shares of common stock could occur at any time thereafter. This may have an adverse effect on the price of our common stock and may impair our ability to raise capital in the future.

OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY MAKE IT DIFFICULT TO RESELL YOUR SHARES WHEN YOU WANT TO AT PRICES YOU FIND ATTRACTIVE.

     The market price of our common stock has been highly volatile. This volatility may adversely affect the price of our common stock in the future. You may not be able to resell your shares of common stock following periods of volatility because of the market's adverse reaction to this volatility. We anticipate that this volatility, which frequently affects the stock prices of biotechnology and pharmaceutical companies, will continue. Factors that could cause such volatility include:

o    our quarterly operating results;

o deviations in our operating results from the estimates of securities analysts;

o    FDA and/or international regulatory actions;

o    limited trading volumes;

o general economic conditions or economic conditions specific to the biotechnology and pharmaceutical industries; and

o    other developments affecting our competitors or us.

     On occasion the equity markets, and in particular the markets for biotechnology and pharmaceutical stocks, have experienced significant price and volume fluctuations. These fluctuations have affected the market price for many companies' securities even though the fluctuations are often unrelated to the companies' operating performance.

WE ARE SUBJECT TO INFLUENCE FROM PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS; AND WE ARE SUBJECT TO VARIOUS PROVISIONS THAT COULD DISCOURAGE OR PREVENT A CHANGE OF CONTROL OF THE COMPANY.

     Our executive officers and directors (and their affiliates), in the aggregate, beneficially own or control approximately 33.3% of our outstanding common stock and therefore have the ability to exercise substantial influence over the outcome of most stockholders' actions, including the election of the members of the Board of Directors. This concentration of ownership could have an adverse effect on the price of our common stock or have the effect of delaying or preventing a change in control of the Company. In addition, certain provisions of Delaware law and our Certificate of Incorporation could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of ILEX.

These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. These provisions of Delaware law and our Certificate of Incorporation may also discourage or prevent certain types of transactions involving an actual or threatened change in control of ILEX (including unsolicited takeover attempts), even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. Certain of these provisions allow us to issue preferred stock without any vote or further action by the stockholders. These provisions may make it more difficult for stockholders to take certain corporate actions and could have the effect of delaying or preventing a change in control of ILEX. In addition, certain of our corporate partners have the right to terminate their respective agreements with us upon certain changes in control of ILEX, which may discourage acquisitions or other changes in control (including those in which our stockholders might otherwise receive a premium for their shares over then-current market prices).

WE FACE RISKS RELATING TO THE YEAR 2000.

     We recognize that the arrival of the year 2000 poses a challenge to the ability of computer systems to recognize the date change from 1999 to the year 2000 and beyond. It is possible that non-compliant third-party computers may not interface properly with our system. This could result in disruptions of our business through delays in processing customer invoices and orders and in compiling administrative and financial reporting information. This could materially harm our business and financial condition.

                                   THE COMPANY

OVERVIEW

     We develop pharmaceuticals for treating and preventing cancer and provide contract research services to other companies developing anticancer drugs. We have a portfolio of seven anticancer products in clinical development and several preclinical stage products. We built this portfolio by in-licensing and acquiring product candidates developed by others and do not conduct early-stage drug discovery research ourselves. We recently completed a pivotal clinical trial in chronic lymphocytic leukemia, or CLL, for our most advanced product candidate, CAMPATH(R). We are developing CAMPATH(R) in partnership with LeukoSite, Inc. In December 1999, the partnership completed the filing with the U.S. Food and Drug Administration, or FDA, for marketing approval of CAMPATH(R). The FDA has granted CAMPATH(R) fast-track status, requiring agency review to be completed within six months from acceptance of the filing. In August 1999 this partnership licensed worldwide marketing rights (except for Japan and East Asia) for CAMPATH(R) to Schering AG.

     We operate through two subsidiaries: ILEX Products, Inc., through which we develop our own portfolio of anticancer compounds, and ILEX Oncology Services, Inc., or ILEX Services, which is our full service contract research organization, or CRO. ILEX Services manages the preclinical research and clinical trials for our own product candidates as well as oncology products being developed by other companies. In addition to building our expertise in cancer drug development, our CRO business generates revenue, reduces our cost to perform our own research and development, and gives us access to product in-licensing opportunities.

OUR MARKET

     Cancer encompasses a large number of discrete diseases that afflict many different parts of the human body. The diversity of cancer diseases and their overall prevalence create a large need for new and improved treatments. Cancer is the second leading cause of death in the U.S. It is estimated that one in three Americans will be diagnosed with cancer. The worldwide oncology drug market was estimated at $16 billion in 1998, representing 15% growth from 1997. This market is not saturated, with novel treatments often enjoying premium pricing and rapid market acceptance.

     Fundamentals of the oncology market that are particularly advantageous for us include:

o accelerated approval procedures adopted by the FDA to shorten the development process and review time for cancer drugs;

o in-licensing opportunities created by a trend among large pharmaceutical companies to concentrate on products with larger market potential than most anticancer drugs;

o favorable pricing and reimbursement for oncology drugs, with some novel agents commanding $6,000 to $15,000 per course of therapy; and

o a highly concentrated population of oncologists and hematologists which allows a small sales force to be effective.

OUR STRATEGY

     Our objective is to be a leading oncology drug company. We intend to market or co-market our own products in the future and become an oncology-focused specialty pharmaceutical company. Our strategy consists of the following elements:

o    focus on the expanding cancer market;

o    use our expertise to identify and in-license product candidates;

o    reduce risk by developing a broad portfolio of products;

o form strategic collaborations to support development and commercialization of our products;

o    offer a full range of oncology CRO services; and

o use our CRO business to create in-licensing opportunities and lower our own development costs.

ILEX PRODUCTS, INC.

     We have seven drugs in clinical development and several product candidates in late preclinical research. All of our product rights were either acquired or in-licensed. We follow a disciplined approach to product acquisition and development:

o we only in-license product candidates that have shown strong preclinical or human efficacy results;

o we only develop drugs that are patent protected, have patents pending or can qualify for orphan drug designation from the FDA;

o    we do not perform early-stage research;

o we advance compounds into Phase II trials only if promising efficacy results are seen in Phase I trials; and

o we seek partners when deemed appropriate to share the cost and risk of developing and commercializing our products.

     In addition to traditional chemotherapy drugs that kill cancer cells, we are developing a number of chemoprevention agents, which are intended to be well-tolerated oral therapies aimed at preventing the occurrence, progression or recurrence of cancer. The market potential for chemoprevention agents is increasing as more genetic and other diagnostic tests become available to identify people at risk of developing cancer. As long-term therapies, chemoprevention agents have the potential to address new markets substantially larger than most acute care cancer products. Although long-term studies are usually needed to prove that a drug can prevent cancer, our strategy is to seek approval based upon effectively treating a pre-cancerous condition or preventing the recurrence of cancer, thereby shortening the approval process.

CAMPATH(R)

     Our most advanced product candidate, CAMPATH(R), is a humanized monoclonal antibody in development for treating CLL in patients resistant to currently available drug therapies. CLL is the most common form of adult leukemia, with approximately 120,000 patients in the U.S. and Europe suffering from the disease. Based on pilot human studies, CAMPATH(R) may also have utility in treating patients with non-Hodgkin's lymphoma, multiple sclerosis and organ transplants. We are developing CAMPATH(R) in a 50/50 joint venture with LeukoSite known as L&I Partners, L.P. The partnership recently granted worldwide marketing rights (excluding Japan and East Asia) for CAMPATH(R) to Schering AG under an agreement that provides the partnership with up to $30 million of up-front and milestone payments and approximately 67% of net profits from sales.

     In June 1999 we presented data from the pivotal trial of CAMPATH(R), which was conducted in 93 patients who had failed treatments with fludarabine and an alkylating agent, the two standard therapies for treating CLL. Of the 93 patients enrolled, 31 (33%) had a complete or partial response. Based on these results, the partnership completed the filing of its Biologics License Application, or BLA, with the FDA in December 1999.

Eflornithine

     Our second most advanced product candidate is eflornithine, a chemoprevention agent. In April 1999 we initiated a Phase III trial of eflornithine for preventing the recurrence of superficial bladder cancer. This double-blind, placebo-controlled, 400-patient trial is being co-sponsored by the National Cancer Institute, or NCI. More than 140,000 patients in the U.S. have recurrent superficial bladder cancer. With the NCI, we are also investigating eflornithine for use in other pre-malignant conditions. The compound is in a Phase III trial in non-melanoma skin cancer, a Phase IIb trial in recurrent colon polyps, and Phase II trials in Barrett's esophagus. These conditions are precursors to skin, colon and esophageal cancer, respectively.

Oxypurinol

     We are developing oxypurinol for treatment of gout. The only currently available treatment for the cause of gout is allopurinol. However, 3 to 5% of patients receiving allopurinol develop an intolerance to it. We are developing oxypurinol as an alternative to allopurinol for these 50,000 to 90,000 patients. Based on results from our compassionate use program, we plan to pursue marketing approval for oxypurinol under the FDA's accelerated approval guidelines by conducting a pivotal Phase II trial in 2000 and submitting a New Drug Application, or NDA, shortly thereafter.

Other Clinical Candidates

     Our other clinical stage products include:

o ILX-295501 -- in-licensed from Eli Lilly and initiated Phase II trials in four cancers: ovarian, kidney, non-small cell lung and melanoma. Eli Lilly has the right to repurchase our rights following Phase II trials, with ILEX retaining a royalty interest;

o Aminopterin-- in Phase II trials for acute leukemia and refractory endometrial cancer;

o SR-45023A -- in Phase I trials for solid tumors, being co-developed with Symphar SA, a Swiss biotechnology company; and

o ILX23-7553 -- a vitamin D(3) analog in Phase I trials for breast and prostate cancers and other solid tumors.

Preclinical Anti-Angiogenesis Candidates

     In July 1999 we acquired Convergence Pharmaceuticals, Inc. and its portfolio of angiogenesis inhibitor product candidates. Angiogenesis inhibitors help block the formation of new blood vessels that tumors require to grow larger or to recover from chemotherapy or radiation. Our angiogenesis inhibitor pipeline includes five proteins that would be given intravenously and a small molecule inhibitor that would be taken orally.

     We are also in preclinical development with THP-Dox, a peptide-doxorubicin conjugate that binds to a receptor on tumor blood vessels. Doxorubicin is a widely-used generic chemotherapy agent. We intend to develop THP-Dox as an anti-angiogenic treatment for prostate, breast and lung cancers.

     We expect to bring two of these product candidates into human trials in 2000.

ILEX ONCOLOGY SERVICES, INC.

     We believe ILEX Services is the only full service provider of CRO services focused predominantly on oncology. We offer a full range of specialized preclinical research and clinical trial services, including chemistry and toxicology services, small-scale manufacturing, design of clinical protocols, organization and monitoring of clinical trials and preparation of regulatory submissions. Based on our expertise, we aim to reduce the time normally required to develop oncology products and increase the probability of obtaining regulatory approval. In addition, ILEX Services provides CRO services on a contract basis to ILEX Products and has been the source of three of the products we now have in clinical development.

     Our CRO revenues grew from $5.9 million in 1997 to $9.7 million in 1998 and were $9.5 million in the first nine months of 1999. Our CRO client list includes more than 40 biotechnology and pharmaceutical companies, currently conducting approximately 100 preclinical studies and clinical trials with us.

     We work closely with prestigious cancer research institutions and groups that give us access to top oncology clinical expertise. Our Board of Directors includes Dr. Daniel Von Hoff, president of the American Association for Cancer Research, and Dr. Joseph Bailes, president of the American Society of Clinical Oncology. In addition, we have a strong relationship with CTRC Research Foundation, or CTRC Research, our largest stockholder. CTRC Research has one of the largest oncology Phase I trial organizations in the U.S. We also have strong historical ties with US Oncology, Inc., the largest oncology physician practice management organization in the U.S., whose physicians see approximately 13% of the new cancer patients in the U.S. annually. Our strong relationships with these groups give us access to a significant number of patients for enrollment into clinical trials. We believe that our oncology focus combined with these relationships make us an attractive option for companies selecting a CRO to develop a cancer drug.

     ILEX is a Delaware corporation. Our principal executive offices are located at 11550 I.H. 10 West, Suite 100, San Antonio, Texas 78230, and our telephone number is (210) 949-8200.


                                 USE OF PROCEEDS

     The Shares to be sold pursuant to the Prospectus are owned by a stockholder of the Company. The Company will not receive any of the proceeds from the sale of the Shares. See "Selling Stockholder."

                               SELLING STOCKHOLDER

     The table below presents the following information about the number of shares of the Common Stock of the Company which is owned by the Selling
Stockholder: (i) the number of shares the Selling Stockholder beneficially owns as of the date of this prospectus, (ii) the percentage of the Company's outstanding shares of Common Stock that the Selling Stockholder beneficially owns prior to the offering, (iii) the number of shares that the Selling Stockholder is offering under this prospectus, (iv) the number of shares that the Selling Stockholder will beneficially own after the completion of this offering and (v) the percentage of the Company's outstanding shares of Common Stock that the Selling Stockholder will beneficially own after the completion of the offering.

                             BENEFICIAL OWNERSHIP                       BENEFICIAL OWNERSHIP
                             BEFORE THE OFFERING                        AFTER THE OFFERING(1)
                          --------------------------                  ------------------------
                           NUMBER        PERCENTAGE      SHARES TO     NUMBER      PERCENTAGE
       NAME               OF SHARES      OF CLASS(2)      BE SOLD      SHARES       OF CLASS
       ----               ---------      -----------     ---------     ------      ----------
PRN Research, Inc.        1,255,988          5.8         1,255,988        0             0


----------

(1)  Assumes all shares of Common Stock offered hereby are sold.

(2) Based on 21,588,599 shares of Common Stock outstanding as of December 31, 1999.

                              PLAN OF DISTRIBUTION

     All 1,255,988 shares of Common Stock being registered hereby are being registered on behalf of the Selling Stockholder. ILEX will receive no proceeds from this offering. As used herein, the term "Selling Stockholder" includes donees, pledgees, transferees or other successors-in-interest selling Shares received from the Selling Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this Prospectus. In addition, upon the company being notified by the Selling Stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     The Selling Stockholder will act independently of ILEX in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholder may choose to sell the Shares from time to time at market prices prevailing at the time of the sale, at prices related to the then prevailing market prices or in negotiated transactions, including pursuant to an underwritten offering or pursuant to one or more of the following methods:

     o a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction,

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, and

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     In connection with the sale of the Shares, the Selling Stockholder may engage broker-dealers who in turn may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. In addition, underwriters or agents may receive compensation from the Selling Stockholder or from purchasers of the Shares for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they act as agents. The Selling Stockholder, underwriters, brokers, dealers and agents that participate in the distribution of the Shares may be deemed to be underwriters, and any discounts or commissions received by them from the Selling Stockholder and any profit on the resale of the Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering. Such supplement will also disclose the following information:

     o    the name or names of any underwriters, dealers or agents,

     o the purchase price paid by any underwriter for Shares purchased from the Selling Stockholders,

     o any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or ILEX, and

     o any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public.

     We have agreed to indemnify the Selling Stockholder in certain circumstances against certain liabilities, including liabilities under the Securities Act. The Selling Stockholder has agreed to indemnify ILEX in certain circumstances against certain liabilities, including liabilities under the Securities Act.

     The Selling Stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided he or it meets the criteria and conforms to the requirements of such Rule.

     The Selling Stockholder and any other persons participating in the sale or distribution of the Shares being registered hereby will be subject to the provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, to the extent applicable. The foregoing provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder or any other such person. This may affect the marketability of the Shares. The Selling Stockholder also will comply with the applicable prospectus delivery requirements under the Securities Act in connection with the sale or distribution of the Shares hereunder.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, unless an exemption from registration or qualification is available and is obtained.

     ILEX will bear all out-of-pocket expenses incurred in connection with the registration of the Shares, including, without limitation, all registration and filing fees imposed by the Commission, The Nasdaq Stock Market, Inc. and blue sky laws, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of ILEX's outside counsel and independent public accountants. The Selling Stockholders will bear all underwriting discounts and commissions and transfer or other taxes.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, except that no indemnification shall be made in respect thereof unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify any person who was successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. Article of the Company's Certificate of Incorporation, as amended, eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. The DGCL permits the purchase of insurance on behalf of directors and officers against any liability asserted against directors and officers and incurred by such persons in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability.

     The Company also has a policy insuring its directors and officers against certain liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon by Fulbright & Jaworski L.L.P.

                                     EXPERTS

     The consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS,
AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE COMPANY.  THIS PROSPECTUS
DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION
OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN
ANY JURISDICTION TO ANY PERSON TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH
JURISDICTION.  NEITHER THE DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY
TIME SUBSEQUENT TO ITS DATE.




                      ------------------------------------





                                TABLE OF CONTENTS

                                                           PAGE
          Available Information.......................       2
          Incorporation of Certain Documents
            by Reference..............................       2
          Special Note Regarding Forward-Looking
            Statements................................       3
          Risk Factors................................       4
          The Company...............................        13
          Use of Proceeds............................       16
          Selling Stockholder........................       16
          Plan of Distribution.......................       17
          Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities..............................       18
          Legal Matters..............................       19
          Experts.....................................      19

================================================================================



================================================================================





                                1,255,988 SHARES




                               ILEX ONCOLOGY, INC.




                                  COMMON STOCK


                                ----------------


                              P R O S P E C T U S


                                JANUARY 25, 2000


                                ----------------


================================================================================

                                     PART II

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The estimated expenses in connection with this offering are:

                  Commission registration fee                 $ 8,952.68
                  Legal fees and expenses*                      2,000.00
                  Miscellaneous*                                  500.00
                                                              ----------
                  Total                                       $11,452.68
                                                              ==========
                  --------------------
                  * Estimated

                  The Company has agreed to pay all the costs and expenses of this offering.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL empowers the Registrant to, and the Bylaws of the Registrant provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Registrant, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Registrant maintains directors' and officers' liability insurance that covers the directors and officers of the Registrant.

ITEM 16.          EXHIBITS.

Exhibit No.       Exhibit
-----------       -------
        5.1       Opinion of Fulbright & Jaworski L.L.P. regarding legality
                  (filed herewith)

       23.1       Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit
                  5.1)

       23.2       Consent of Arthur Andersen L.L.P. (filed herewith)

       24.1       Power of Attorney (included on signature page).

ITEM 17.          UNDERTAKINGS.

       (a)        The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 24th day of January, 2000.

                             ILEX ONCOLOGY, INC.

                             By:    /s/ MICHAEL T. DWYER
                                -----------------------------------------------
                                    Michael T. Dwyer
                                    Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael T. Dwyer and Ronald G. Tefteller, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ GARY V. WOODS                           Chairman of the Board               January 24, 2000
------------------------------------
Gary V. Woods


/s/ RICHARD L. LOVE                         President, Chief Executive          January 24,2000
------------------------------------        Officer, and a Director
Richard L. Love                             (Principal Financial
                                            Officer)



/s/ MICHAEL T. DWYER                        Vice President and Chief            January 24, 2000
------------------------------------        Financial Officer
Michael T. Dwyer                            (Principal Financial and
                                            Accounting Officer)



/s/ DANIEL D. VON HOFF, M.D.                Director                            January 19, 2000
------------------------------------
Daniel D. Von Hoff, M.D.


/s/ JOHN L. CASSIS                          Director                            January 24, 2000
------------------------------------
John L. Cassis

/s/ A. DANA CALLOW, JR.                     Director                            January 24, 2000
------------------------------------
A. Dana Callow, Jr.


/s/ RUSKIN C. NORMAN, M.D.                  Director                            January 20, 2000
------------------------------------
Ruskin C. Norman, M.D.


/s/ JASON S. FISHERMAN, M.D.                Director                            January 19, 2000
------------------------------------
Jason S. Fisherman, M.D.


/s/ JOSEPH S. BAILES, M.D.                  Director                            January 24, 2000
------------------------------------
Joseph S. Bailes, M.D.


/s/ GLENN C. RICE, PH.D.                    Director                            January 24, 2000
------------------------------------
Glenn C. Rice, Ph.D.

                                  EXHIBIT INDEX



EXHIBIT NO.                                  EXHIBIT                                                 PAGE
----------                                   -------                                                 ----
        5.1       Opinion of Fulbright & Jaworski L.L.P. regarding legality (filed herewith)

       23.1       Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1)

       23.2       Consent of Arthur Andersen L.L.P. (filed herewith)

       24.1       Power of Attorney (included on signature page).